Exhibit 99.1

A. Schulman Reports Fiscal 2017 Third-Quarter Results

•
Strong performance in Asia-Pacific, Latin America and Engineered Composites offset by continued consolidation efforts in the United States and Canada region and a temporary hesitation of sales in Europe

•	On GAAP basis, earnings per diluted share were $0.47 compared with $0.53 in fiscal 2016 third quarter; adjusted earnings per diluted share were $0.63 compared with $0.79 in fiscal 2016 third quarter;

•	Fiscal 2017 third quarter adjusted earnings per diluted share of $0.63 includes the negative effect of foreign currency of $0.04 compared with last year;

•	Reported sales were $645.8 million; excluding the negative impact of foreign currency, sales rose 1.8 percent over the prior year period.

AKRON, Ohio - June 28, 2017 - A. Schulman, Inc. (Nasdaq: SHLM) today announced earnings for the quarter ended May 31, 2017 of $0.47 per diluted share, compared with $0.53 per diluted share in the prior year period. On an adjusted basis, reported earnings per share were $0.63 in the third quarter of fiscal 2017, compared with $0.79 in the third quarter of fiscal 2016. The fiscal 2017 third quarter adjusted earnings per diluted share of $0.63 includes the negative effect of foreign currency of $0.04 over the prior year period.

Joseph M. Gingo, chairman, president and chief executive officer stated, “I am very pleased with our strong performance in Asia-Pacific, Latin America and Engineered Composites. Our consolidated results were largely influenced by two factors. In our U.S and Canada region, while operations improved, our sales and profitability are still hampered by the complexity of the business consolidation in Evansville, Indiana. In Europe, a significant mid-quarter drop in polyolefin raw material prices interrupted our sales cycle and adversely impacted profitability. We have seen our sales cycle normalize in May and continue into June.”

Consolidated net sales for the fiscal 2017 third quarter were $645.8 million, compared with $650.4 million in the same prior-year quarter. Excluding the negative impact of foreign currency translation in the third quarter of fiscal 2017 of $16.3 million, net sales rose 1.8 percent from a year ago.

GAAP operating income in the third quarter of fiscal 2017 was $32.2 million, compared with $31.6 million in the prior year period. Adjusted operating income margin was 5.7 percent in the third quarter of fiscal 2017, compared with 7 percent in the third quarter of fiscal 2016. On a year-to-date basis, the adjusted operating margin was 5.5 percent compared with 5.9 percent in the prior year.

Net income in the fiscal 2017 third quarter was $13.9 million, compared with $15.5 million in the year-ago period. On an adjusted basis, net income for the third quarter of fiscal 2017 was $18.5 million, compared with $25.2 million in the prior year period. Fiscal 2017 third-quarter adjusted EBITDA was $56 million, compared with $66.9 million in the third quarter of fiscal 2016.

Cash Flow/Debt Reduction
Cash provided from operations was $73.6 million in the nine months ended May 31, 2017. During the quarter, the Company reduced its net debt position by $20.3 million to a balance of $880.4 million as of May 31, 2017. Net leverage at the end of the third quarter of fiscal 2017 was 4.13x.

Business Update and Outlook
Gingo stated, “Currency translation, although improving, is a continuing headwind. If the dollar stays at the end-of-May level for the duration of the fourth quarter this would further impact the Company’s earnings by as much as two cents in the quarter and would result in 12 cents for currency impact compared with the Company’s guidance for the full fiscal year.

“With the return to a more normal sales pattern in Europe and strong performances in Latin America, Asia-Pacific and Engineered Composites, we foresee stronger year-over-year performance in our fiscal 2017 fourth quarter as we anticipate operational improvement in the U.S. and Canada region. Therefore, excluding the potential 2017 currency translation as noted above, we are maintaining our initial fiscal 2017 guidance of $2.5 billion to $2.6 billion in sales, adjusted EBITDA of $225 million to $230 million, adjusted earnings per diluted share in the range of $2.08 to $2.18 on an operating basis. Likewise, we continue to expect to achieve a return on invested capital of 11 percent to 12.5 percent in fiscal 2017.

“The trends that are starting to take shape in the fourth quarter are encouraging and will create added momentum as we progress into fiscal 2018,” he said.

Please refer to the reconciliation of GAAP and Non-GAAP financial measures for the types of items excluded from the Company’s business outlook.

Conference Call on the Web
A live Internet broadcast of A. Schulman’s conference call regarding fiscal 2017 third-quarter earnings can be accessed at 10:00 a.m. Eastern Time on June 29, 2017, on the Company’s website, www.aschulman.com. An archived replay of the call will also be available on the website.

Investor Presentation Materials
Senior executives of the Company may participate in meetings with analysts and investors throughout the fiscal year. The Company has posted presentation materials, portions of which may be used during such meetings, in the Investors section of its website at www.aschulman.com. The presentation will remain on the website as long as it is in use.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers’ demanding requirements. The Company’s customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 4,900 people and has 53 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2016. Additional information about A. Schulman can be found at www.aschulman.com.

Use of Non-GAAP Financial Measures
This release includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include segment gross profit, SG&A expenses excluding certain items, segment operating income, operating income before certain items, net income excluding certain items, net income per diluted share excluding certain items and adjusted EBITDA, as discussed further in the Reconciliation of GAAP and Non-GAAP Financial Measures below. These non-GAAP financial measures are considered relevant to aid analysis and understanding of the Company’s results and business trends. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures, and tables included in this release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure. The most directly comparable GAAP financial measures for these purposes are gross profit, SG&A expenses, operating income, net income and net income per diluted share. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•
effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and the integration thereof, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	our current debt position could adversely affect our financial health and prevent us from fulfilling our financial obligations; and

•
failure of counterparties to perform under the terms and conditions of contractual arrangements, including suppliers, customers, buyers and sellers of a business and other third parties with which the Company contracts.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

# # #
SHLM_ALL

Contact
Jennifer K. Beeman
Vice President, Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
Email: Jennifer.Beeman@aschulman.com
www.aschulman.com

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2017	2016	2017	2016
	(In thousands, except per share data)
Net sales	$645,795	$650,439	$1,814,473	$1,891,419
Cost of sales	547,368	540,965	1,525,845	1,587,192
Selling, general and administrative expenses	65,266	73,641	203,608	222,482
Restructuring expense	939	4,245	12,361	8,005
Operating income (loss)	32,222	31,588	72,659	73,740
Interest expense	13,179	13,557	39,450	40,965
Foreign currency transaction (gains) losses	(68)	392	1,575	2,071
Other (income) expense, net	(682)	(311)	(1,138)	(529)
Income (loss) before taxes	19,793	17,950	32,772	31,233
Provision (benefit) for U.S. and foreign income taxes	3,695	312	8,157	4,076
Net income (loss)	16,098	17,638	24,615	27,157
Noncontrolling interests	(320)	(241)	(868)	(1,075)
Net income (loss) attributable to A. Schulman, Inc.	15,778	17,397	23,747	26,082
Convertible special stock dividends	1,875	1,875	5,625	5,625
Net income (loss) available to A. Schulman, Inc. common stockholders	$13,903	$15,522	$18,122	$20,457

Weighted-average number of shares outstanding:
Basic	29,421	29,339	29,392	29,284
Diluted	29,530	29,474	29,496	29,459

Net income (loss) per common share available to A. Schulman, Inc. common stockholders
Basic	$0.47	$0.53	$0.62	$0.70
Diluted	$0.47	$0.53	$0.61	$0.69

Cash dividends per common share	$0.205	$0.205	$0.615	$0.615
Cash dividends per share of convertible special stock	$15.00	$15.00	$45.00	$45.00

A. SCHULMAN, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31, 2017	August 31, 2016
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$50,130	$35,260
Restricted cash	1,068	8,143
Accounts receivable, less allowance for doubtful accounts of $10,415 at May 31, 2017 and $11,341 at August 31, 2016	411,004	376,786
Inventories	297,104	263,617
Prepaid expenses and other current assets	38,783	40,263
Assets held for sale	6,586	—
Total current assets	804,675	724,069
Property, plant and equipment, at cost:
Land and improvements	31,218	32,957
Buildings and leasehold improvements	177,468	184,291
Machinery and equipment	450,250	447,932
Furniture and fixtures	34,361	34,457
Construction in progress	28,674	20,431
Gross property, plant and equipment	721,971	720,068
Accumulated depreciation	425,486	405,246
Net property, plant and equipment	296,485	314,822
Deferred charges and other noncurrent assets	87,141	88,161
Goodwill	260,768	257,773
Intangible assets, net	338,304	362,614
Total assets	$1,787,373	$1,747,439
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$339,566	$280,060
U.S. and foreign income taxes payable	3,783	8,985
Accrued payroll, taxes and related benefits	44,458	47,569
Other accrued liabilities	69,661	67,704
Short-term debt	21,453	25,447
Total current liabilities	478,921	429,765
Long-term debt	910,132	919,349
Pension plans	147,017	145,108
Deferred income taxes	49,873	59,013
Other long-term liabilities	24,270	25,844
Total liabilities	1,610,213	1,579,079
Commitments and contingencies
Stockholders’ equity:
Convertible special stock, no par value	120,289	120,289
Common stock, $1 par value, authorized - 75,000 shares, issued - 48,529 shares at May 31, 2017 and 48,510 shares at August 31, 2016	48,529	48,510
Additional paid-in capital	277,867	275,115
Accumulated other comprehensive income (loss)	(115,501)	(120,721)
Retained earnings	219,032	219,039
Treasury stock, at cost, 19,064 shares at May 31, 2017 and 19,069 shares at August 31, 2016	(382,871)	(382,963)
Total A. Schulman, Inc.’s stockholders’ equity	167,345	159,269
Noncontrolling interests	9,815	9,091
Total equity	177,160	168,360
Total liabilities and equity	$1,787,373	$1,747,439

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended May 31,
	2017	2016
	(In thousands)
Operating activities:
Net income	$24,615	$27,157
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation	32,455	37,347
Amortization	26,381	30,163
Deferred tax provision (benefit)	(9,539)	(2,395)
Pension, postretirement benefits and other compensation	5,302	3,161
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(32,841)	2,574
Inventories	(32,694)	19,900
Accounts payable	64,795	(8,145)
Income taxes	(5,122)	(9,955)
Accrued payroll and other accrued liabilities	(1,131)	2,583
Other assets and long-term liabilities	1,345	(6,718)
Net cash provided from (used in) operating activities	73,566	95,672
Investing activities
Expenditures for property, plant and equipment	(30,719)	(34,618)
Proceeds from the sale of assets	2,750	1,184
Other investing activities	125	—
Net cash provided from (used in) investing activities	(27,844)	(33,434)
Financing activities:
Cash dividends paid to special stockholders	(5,625)	(5,625)
Cash dividends paid to common stockholders	(18,129)	(18,012)
Increase (decrease) in short-term debt	(2,283)	2,780
Borrowings on revolving credit facility	283,943	124,671
Repayments of revolving credit facility	(228,973)	(112,470)
Repayments of other long-term debt and capital leases	(66,735)	(97,978)
Noncontrolling interests' distributions	(53)	—
Issuances of stock, common and treasury	143	213
Redemptions of common stock	(711)	(1,077)
Purchases of treasury stock	—	—
Net cash provided from (used in) financing activities	(38,423)	(107,498)
Effect of exchange rate changes on cash	496	(2,186)
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,795	(47,446)
Cash, cash equivalents, and restricted cash at beginning of period	43,403	96,872
Cash, cash equivalents, and restricted cash at end of period	$51,198	$49,426

Cash and cash equivalents	$50,130	$47,019
Restricted cash	1,068	2,407
Total cash, cash equivalents, and restricted cash	$51,198	$49,426

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
Unaudited

Three months ended May 31, 2017	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,530	(In thousands, except for %'s and per share data)
As reported	$547,368	15.2%	$65,266	$939	$32,222	$12,429	$3,695	$13,903	$0.47
Certain items:
Accelerated depreciation (1)	(236)		(1)	—	237	—	49	188	0.01
Restructuring and related costs (3)	—		(1,993)	(939)	2,932	—	604	2,328	0.07
Lucent costs (4)	(104)		(1,626)	—	1,730	—	356	1,374	0.05
Tax (benefits) charges (7)	—		—	—	—	—	(890)	890	0.03
Gain on asset sale (10)					—	169	(35)	(134)	—
Total certain items	(340)	0.1%	(3,620)	(939)	4,899	169	84	4,646	0.16
As Adjusted	$547,028	15.3%	$61,646	$—	$37,121	$12,598	$3,779	$18,549	$0.63

Percentage of Revenue			9.5%		5.7%			2.9%

Effective Tax Rate							15.4%

Three months ended May 31, 2016	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
31,863	(In thousands, except for %'s and per share data)
As reported	$540,965	16.8%	$73,641	$4,245	$31,588	$13,638	$312	$15,522	$0.53
Convertible special stock dividends (9)								1,875	0.03
Certain items:
Accelerated depreciation (1)	(1,283)		(3)	—	1,286	—	243	1,043	0.03
Costs related to acquisitions and integrations (2)	(423)		(1,020)	—	1,443	—	235	1,208	0.04
Restructuring and related costs (3)	(1,647)		(3,628)	(4,245)	9,520	(127)	2,099	7,548	0.23
Lucent costs (4)	(466)		(1,485)	—	1,951	—	385	1,566	0.05
Accelerated amortization of debt issuance costs (6)	—		—	—	—	(163)	34	129	—
Tax (benefits) charges (7)	—		—	—	—	—	3,664	(3,664)	(0.12)
Total certain items	(3,819)	0.6%	(6,136)	(4,245)	14,200	(290)	6,660	9,705	0.26
As Adjusted	$537,146	17.4%	$67,505	$—	$45,788	$13,348	$6,972	$25,227	$0.79

Percentage of Revenue			10.4%		7.0%		—	3.9%

Effective Tax Rate							21.5%

Nine months ended May 31, 2017	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,496	(In thousands, except for %'s and per share data)
As reported	$1,525,845	15.9%	$203,608	$12,361	$72,659	$39,887	$8,157	$18,122	$0.61
Certain items:
Asset impairment (8)	—		(678)	—	678	(1,623)	474	1,827	0.06
Accelerated depreciation (1)	(1,059)		(1)	—	1,060	—	218	842	0.03
Costs related to acquisitions and integrations (2)	(57)		(548)	—	605	—	125	480	0.02
Restructuring and related costs (3)	(1,042)		(7,773)	(12,361)	21,176	—	4,362	16,814	0.56
Lucent costs (4)	(190)		(2,945)	—	3,135	—	646	2,489	0.08
CEO transition costs (5)	—		(196)	—	196	—	40	156	0.01
Accelerated amortization of debt issuance costs (6)	—		—	—	—	(227)	47	180	0.01
Tax (benefits) charges (7)	—		—	—	—	—	(1,428)	1,428	0.05
Gain on asset sale (10)	—		—	—	—	169	(35)	(134)	—
Total certain items	(2,348)	0.1%	(12,141)	(12,361)	26,850	(1,681)	4,449	24,082	0.82
As Adjusted	$1,523,497	16.0%	$191,467	$—	$99,509	$38,206	$12,606	$42,204	$1.43

Percentage of Revenue			10.6%		5.5%			2.3%

Effective Tax Rate							20.6%

Nine months ended May 31, 2016	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,459	(In thousands, except for %'s and per share data)
As reported	$1,587,192	16.1%	$222,482	$8,005	$73,740	$42,507	$4,076	$20,457	$0.69
Certain items:
Accelerated depreciation (1)	(4,779)		(17)	—	4,796	—	1,127	3,669	0.12
Costs related to acquisitions and integrations (2)	(2,522)		(5,048)	—	7,570	—	1,779	5,791	0.19
Restructuring and related costs (3)	(2,532)		(9,422)	(8,005)	19,959	(488)	4,872	15,575	0.54
Lucent costs (4)	(1,844)		(4,424)	—	6,268	—	1,473	4,795	0.17
Accelerated amortization of debt issuance costs (6)	—		—	—	—	(437)	103	334	0.01
Tax (benefits) charges (7)	—		—	—	—	—	3,197	(3,197)	(0.11)
Total certain items	(11,677)	0.6%	(18,911)	(8,005)	38,593	(925)	12,551	26,967	0.92
As Adjusted	$1,575,515	16.7%	$203,571	$—	$112,333	$41,582	$16,627	$47,424	$1.61

Percentage of Revenue			10.8%		5.9%		—	2.5%

Effective Tax Rate							23.5%

1 - Accelerated depreciation is related to restructuring plans in the Company's USCAN and EMEA segments.

2 - Costs related to acquisitions and integrations primarily include third party professional, legal, IT and other expenses associated with successful and unsuccessful full or partial acquisition and divestiture/dissolution transactions, as well as certain employee-related expenses such as travel, one-time bonuses and post-acquisition severance separate from a formal restructuring plan.
3 - Restructuring and related costs include items such as employee severance charges, lease termination charges, curtailment gains/losses, other employee termination costs and charges related to the reorganization of the legal entity structure. Refer to Note 12 in the Company's Quarterly Report on Form 10-Q for further discussion.
4 - Lucent costs primarily represent legal and investigation costs related to resolving the Lucent matter, product manufacturing costs for reworking existing Lucent inventory, obsolete Lucent inventory reserve costs, and dedicated internal personnel costs that would have otherwise been focused on normal operations.
5 - CEO transition costs represent charges for deferred compensation granted to Bernard Rzepka.
6 - Write off of debt issuance costs are related to prepayments of $56.0 million of Term Loan B. Refer to Note 3 in the Company's Quarterly Report on Form 10-Q for further discussion.
7 - Tax (benefits) charges represent the Company's quarterly non-GAAP tax based on the overall estimated annual non-GAAP effective tax rates.
8 - Asset impairment relates to the discontinuation of information technology assets in the USCAN segment and future cash settlement of a commitment to a local government.
9 - Convertible special stock dividends have been added back as the 2.4 million shares of convertible special stock were considered dilutive to the third quarter of fiscal 2016.
10 - Gain related to sale of assets that had previously been classified as held for sale.

A. SCHULMAN, INC.
ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2017	2016	2017	2016
	(In thousands)

Net income available to A. Schulman, Inc. common stockholders	$13,903	$15,522	$18,122	$20,457
Interest expense	13,179	13,557	39,450	40,965
Provision for U.S. and foreign income taxes	3,695	312	8,157	4,076
Depreciation and amortization	18,977	22,409	58,836	67,510
Noncontrolling interests	320	241	868	1,075
Convertible special stock dividends	1,875	1,875	5,625	5,625
Other (1)	(750)	163	437	1,825
EBITDA, as calculated	$51,199	$54,079	$131,495	$141,533
Non-GAAP Adjustments (2)	4,765	12,832	25,790	33,501
EBITDA, as adjusted	$55,964	$66,911	$157,285	$175,034

(1) - Other includes Foreign currency transaction (gains) losses and Other (income) expense, net.

(2) - For details on Non-GAAP adjustments, refer to "Reconciliation of GAAP and Non-GAAP Financial Measures", items (2) - (8). Amounts are included in Operating Income. Accelerated depreciation on the "Reconciliation of GAAP and Non-GAAP Financial Measures" has been excluded as it is already included in Depreciation and amortization above. The three months ended May 31, 2017 exclude additional depreciation expense which is in restructuring and related costs as it has already been included in Depreciation and amortization above. The nine months ended May 31, 2016 also include additional amortization expense which is in SG&A in the "Reconciliation of GAAP and Non-GAAP Financial Measures". This expense has been added back to adjusted EBITDA.

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION
(Unaudited)

	Net Sales				Net Sales
	Three months ended May 31,				Nine months ended May 31,
EMEA	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$174,394	$177,863	$(3,469)	(2.0)%	$481,512	$506,773	$(25,261)	(5.0)%
Performance Materials	143,632	144,505	(873)	(0.6)%	409,488	434,021	(24,533)	(5.7)%
Total EMEA	$318,026	$322,368	$(4,342)	(1.3)%	$891,000	$940,794	$(49,794)	(5.3)%

	Net Sales				Net Sales
	Three months ended May 31,				Nine months ended May 31,
USCAN	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$65,613	$66,841	$(1,228)	(1.8)%	$188,496	$194,153	$(5,657)	(2.9)%
Performance Materials	102,268	116,497	(14,229)	(12.2)%	287,721	338,284	(50,563)	(14.9)%
Total USCAN	$167,881	$183,338	$(15,457)	(8.4)%	$476,217	$532,437	$(56,220)	(10.6)%

	Net Sales				Net Sales
	Three months ended May 31,				Nine months ended May 31,
LATAM	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$32,396	$32,156	$240	0.7%	$89,739	$94,568	$(4,829)	(5.1)%
Performance Materials	15,012	11,221	3,791	33.8%	39,547	32,170	7,377	22.9%
Total LATAM	$47,408	$43,377	$4,031	9.3%	$129,286	$126,738	$2,548	2.0%

	Net Sales				Net Sales
	Three months ended May 31,				Nine months ended May 31,
APAC	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$24,514	$23,531	$983	4.2%	$72,677	$69,191	$3,486	5.0%
Performance Materials	28,714	23,349	5,365	23.0%	80,202	68,444	11,758	17.2%
Total APAC	$53,228	$46,880	$6,348	13.5%	$152,879	$137,635	$15,244	11.1%

	Net Sales				Net Sales
	Three months ended May 31,				Nine months ended May 31,
Consolidated	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Engineered Composites	$59,252	$54,476	$4,776	8.8%	$165,091	$153,815	$11,276	7.3%
Custom Concentrates and Services	296,917	300,391	(3,474)	(1.2)%	832,424	864,685	(32,261)	(3.7)%
Performance Materials	289,626	295,572	(5,946)	(2.0)%	816,958	872,919	(55,961)	(6.4)%
Total Consolidated	$645,795	$650,439	$(4,644)	(0.7)%	$1,814,473	$1,891,419	$(76,946)	(4.1)%

	Segment Gross Profit				Segment Gross Profit
	Three months ended May 31,				Nine months ended May 31,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
EMEA	$42,509	$49,852	$(7,343)	(14.7)%	$126,297	$136,489	$(10,192)	(7.5)%
USCAN	21,844	32,560	(10,716)	(32.9)%	66,420	90,095	(23,675)	(26.3)%
LATAM	9,928	9,055	873	9.6%	28,940	27,226	1,714	6.3%
APAC	9,155	8,080	1,075	13.3%	27,189	24,153	3,036	12.6%
EC	15,331	13,746	1,585	11.5%	42,130	37,941	4,189	11.0%
Total segment gross profit	$98,767	$113,293	$(14,526)	(12.8)%	$290,976	$315,904	$(24,928)	(7.9)%
Accelerated depreciation and restructuring related costs	(236)	(2,930)	2,694	(91.9)%	(2,101)	(7,311)	5,210	(71.3)%
Costs related to acquisitions and integrations	—	(423)	423	—%	(57)	(2,522)	2,465	(97.7)%
Lucent costs (1)	(104)	(466)	362	—%	(190)	(1,844)	1,654	(89.7)%
Total gross profit	$98,427	$109,474	$(11,047)	(10.1)%	$288,628	$304,227	$(15,599)	(5.1)%

 (1)Refer to Note 13, Commitments and Contingencies, for additional discussion on this matter. Lucent costs in cost of sales include additional product and manufacturing operational costs for reworking inventory. Lucent costs in selling, general and administrative expenses include legal and investigative costs. In addition, in the three and nine months ended May 31, 2016, Lucent costs in SG&A also include dedicated internal personnel costs that would have otherwise been focused on normal operations.
(2)Retructuring related costs for the three and nine months ended May 31, 2017 of $2.0 million and $8.8 million, respectively, and for the three and nine months ended May 31, 2016 of $5.3 million and $12.0 million, respectively, primarily included in selling, general and administrative expenses in the Company's statements of operations, are costs associated with professional fees for outside strategic consultants regarding actions to improve the profitability of the organization and efficiency of its operations, and costs associated with reorganizations of the legal entity structure of the Company. Restructuring expenses included in restructuring expense in the Company's statement of operations include costs permitted under ASC 420, Exit or Disposal Obligations, such as severance costs, outplacement services and contract termination costs.